EXHIBIT 23.2


                                                                 AJ. ROBBINS, PC
                                                    Certified Public Accountants
                                                                 and Consultants





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 Amendment #1 of Pollution Research and Control Corporation of our report dated February 12, 1999 relating to the consolidated financial statements of Pollution Research and control Corporation and to the reference made to our firm under the caption "Experts" which appear in such documents.



                                                           /s/ AJ. Robbins, P.C.
                                                           ---------------------
                                                           AJ. Robbins, P.C.



Denver, Colorado
March 16, 2000



               3303 East 1st Avenue * Suite 201 * Denver, CO 80206
                         303 321-1281 * Fax 303 321-1288